EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of September 16, 2003 between InterCept, Inc., a corporation formed under the laws of the State of Georgia (the “Company”), and the investors listed on the signature pages hereto (each an “Investor” and collectively the “Investors”),

W I T N E S S E T H:

WHEREAS, the Company and the Investors have entered into a Stock Purchase Agreement for the purchase of the Company’s Series A Preferred Stock dated September 16, 2003 (the “Purchase Agreement”);

WHEREAS, the Company and the Investors desire for the Investors to have certain registration and other rights with respect to the securities issued pursuant to the Purchase Agreement;

NOW THEREFORE, for and in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Registration Rights.

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Common Stock” shall mean the Company’s common stock.

(b) “Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Company’s Series A Preferred Stock.

(c) “Holder” shall mean (i) any Investor, and (ii) any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.10 hereof.

(d) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

(e) “Registrable Securities” shall mean (i) the Conversion Shares, and (ii) any shares of Common Stock, issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Company’s Series A Preferred Stock or the Conversion Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC or (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, including, without limitation, sales pursuant to Rule 144. Nothing in this Agreement shall require the Company to register any securities other than Common Stock.

(f) “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 1, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (and including the reasonable fees and expenses of one legal counsel for the Investors as a group).

(g) “Registration Statement” shall mean any Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including a prospectus, amendments and supplements to such Registration Statement, and also including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

(h) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities except as otherwise provided in the definition of Registration Expenses.

1.2 Intentionally Omitted

1.3 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to an SEC Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable blue sky or other state securities laws); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Holders within twenty (20) days after receipt of such written notice from the Company by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting may be reduced. In such event, the Company shall include in such registration (i) first, the shares the Company proposes to register; (ii) second, the Registrable Securities and other shares of Common Stock (“Additional Shares”) proposed to be included in such registration, pro rata among the Holders and the holders of Additional Shares on the basis of the number of shares requested to be included in such registration by each such Holder and each such holder of Additional Shares. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

(d) Limitation of Company’s Obligation. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.3 with respect to a Holder who at the time of the request for registration holds Registrable Securities, all of which may be sold during a single three-month period under Rule 144 of the Securities Act.

1.4 Registration on Form S-3. If any Holder or Holders of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,000,000, and the Company is entitled to use Form S-3 under applicable SEC rules to register the Registrable Securities for such an offering, the Company shall use its commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) registration in any 12 month period (other than an S-8, S-3 or S-4 for employees’ stock) pursuant to this Section 1.4, or two registrations in total pursuant to this Section 1.4. Such registration shall be kept effective by the Company until the earliest to occur of such time as: (i) all shares registered thereunder have been sold, (ii) the Holders whose shares are registered thereunder agree to terminate the registration, or (iii) 30 days after the effective date of such registration. If the Holders advise the Company of their intention to effect the sale of Registrable Securities pursuant to an underwritten offering, the substantive provisions of Section 1.3(b) shall be applicable to each registration initiated under this Section 1.4, except that the Registrable Securities shall be the last shares subject to an underwriter’s cutback. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4 with respect to a Holder who at the time of the request for registration holds Registrable Securities, all of which may be sold during a single three-month period under Rule 144 of the Securities Act.

1.5 Limitation of Company’s Obligation. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1:

(a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b) With respect to Section 1.4 only, during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date 120 days immediately following (or, if sooner, the date of completion of the offering) the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is acting in good faith to cause such registration statement to become effective; or

(c) If the Company shall furnish to each Holder a certificate signed by the Chief Executive Officer of the Company stating that (a) a “blackout period” with respect to sales of Common Stock by executive officers is in effect, or (b) in the good faith judgment of the Company’s Board of Directors, after consultation the Company’s legal counsel and financial advisors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder.

1.6 Expenses of Registration. The Registration Expenses incurred in connection with unlimited registrations pursuant to Section 1.3 and two registrations pursuant to Section 1.4 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

1.7 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

(a) Prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective;

(b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

(e) Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after the Company shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(g) Cause all Registrable Securities covered by such registration statement to be listed on each securities exchange which the Common Stock of the Company is then listed, and unless the same already exists, provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.9 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, members and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred by such party in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, members and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to the Company for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the proceeds received in such offering (net of any underwriting expenses, commissions or discounts attributable to such offering) by such Holder, unless such liability arises out of or is based on fraudulent or willful conduct by such Holder.

(c) Each party entitled to indemnification under this Section 1.9 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative benefit of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of each Holder under this subsection (d) shall be limited to an amount equal to the proceeds received in such offering (net of any underwriting expenses, commissions or discounts attributable to such offering) by such Holder.

1.10 Transfer of Registration Rights. The rights to register securities granted to each Investor under Sections 1.3 and 1.4 may be assigned to a transferee or assignee, in connection with any transfer or assignment of Registrable Securities by an Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 250,000 of the transferor’s shares (appropriately adjusted for recapitalizations, stock splits or similar events), (iii) such assignee or transferee is not, in the Company’s reasonable opinion, a competitor of the Company or a party who is demonstrably hostile toward the Company, and (iv) the Company is given written notice of such assignment within thirty (30) days following the assignment.

2. Miscellaneous.

2.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia.

2.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

2.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

2.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered in accordance with the notice provisions of the Purchase Agreement.

2.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile signature pages shall be accepted as originals for all purposes hereof.

2.6 Severability. In the case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.7 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Investors. Any amendment or waiver effected in accordance with this subsection shall be binding upon the Company and each holder of Registrable Securities at the time outstanding and each future holder of all such securities.

Signatures begin on next page.

This Registration Rights Agreement is duly executed as of the date first above written.

“Company”

InterCept, Inc., a Georgia corporation

By:	/s/ Gregory L. Boggs
Name: G. Lynn Boggs
Title: President and COO

“Investors”

DLJ Capital Corporation, a Delaware corporation

By:	/s/ Robert Finzi
Name: Robert Finzi
Title: Managing Director

Sprout Capital IX, L.P., a Delaware limited partnership

By: DLJ Capital Corporation, its Managing General Partner

By:	/s/ Robert Finzi
Name: Robert Finzi
Title: Managing Director

Sprout Entrepreneurs Fund, L.P., a Delaware limited partnership

By: DLJ Capital Corporation, its General Partner

By:	/s/ Robert Finzi
Name: Robert Finzi
Title: Managing Director